UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock began trading on the OTCQX® Best Market on July 8, 2025 under the symbol “VXRT.”

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the disclosure set forth under Item 8.01 is hereby incorporated into this Item 1.01 by reference.

Item 8.01.	Other Information.

On August 5, 2025, Vaxart, Inc. (the “Company”) received written notification from Advanced Technology International (“ATI”) in the form of a stop work order (the “Notice”) directing the Company to stop work on all of the Company’s efforts with respect to Project Agreement No. 01; RRPV-24-04-NGVx-003, as modified through June 13, 2024 (the “Project Agreement”), under the Consortium Base Agreement with ATI, the Rapid Response Partnership Vehicle’s Consortium Management Firm funded by the Biomedical Advanced Research and Development Authority (“BARDA”) of the U.S. Department of Health and Human Services. The Company may, however, continue efforts associated with the per protocol follow-up for the 10,000-person cohort, to the extent already dosed, in connection with the Phase 2b comparative study evaluating the Company's oral pill COVID-19 vaccine candidate (the “Trial”). As of the date of this Current Report on Form 8-K, the Company has enrolled approximately half of the targeted number of participants for the Trial.

The Company has, to date, not been provided with any further details, including the reason for such stop work order. The Notice indicated that a follow-up notice with further details will follow. As of July 14, 2025, the date of its last meeting, the independent Data Safety Monitoring Board for the Trial tasked with assessing the safety of the Trial, had determined that the study could continue to proceed without modification.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s receipt of any additional funding of under the Project Agreement, and about any actions that ATI, BARDA, or another part of the United States government may take in connection with the Project Agreement, including termination of the work covered by the Project Agreement. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, risks and uncertainties associated with the Company’s ability to achieve milestones and deliverables under the Project Agreement and achieve successful results in the Trial, the Company’s continuing operating losses, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: August 6, 2025
	By:	/s/ Steven Lo
Steven Lo
Chief Executive Officer